STANDBY LETTER OF CREDIT AGREEMENT

THIS STANDBY LETTER OF CREDIT AGREEMENT (the "Agreement"), dated the 27th day of July 2009 by and between Brekford International Corp. (the "Applicant") and **AMERICAN BANK** (the "Bank") having its principal office at 9001 Edmonston Road, Suite 100, Greenbelt, Maryland 20770.

WHEREAS, the Applicant has applied or may from time to time apply for Standby Letters of Credit and the Bank has issued or has agreed to issue Standby Letters of Credit, provided that the aggregate amount of all outstanding Standby Letters of Credit issued hereunder shall not exceed the amount of FIVE HUNDRED THOUSAND and NO/100 DOLLARS ($500,000.00) at any one time, upon the terms and conditions contained herein, which Standby Letters of Credit are hereinafter collectively referred to as the "Credit";

In order to induce the Bank to issue the Credit, the Applicant unconditionally covenants and agrees as follows:

1. AUTHORIZATION TO PAY DRAWS. The Applicant instructs the Bank to pay any draft or acceptance complying with the terms of the Credit, irrespective of any instruction's which may hereafter be given by the Applicants to the contrary. The Applicant further authorizes the Bank to receive, accept and pay, as complying with the terms of the Credit, any drafts, acceptances and other documents issued or purported to be issued under the Credit which are otherwise in order but are signed by, or issued to, an Administrator, Executor, Assignee for the Benefit of Creditors, Trustee in Bankruptcy or Receiver, if such Administrator, Executor, Assignee, Trustee or Receiver shall then be acting on behalf of, or in the name of, the Beneficiary, or on behalf, or in the name of, any other party in whose name the Credit provides that any drafts, acceptances or other documents thereunder should or may be drawn.

2. PROMISE TO PAY.

(a) For value received, the Applicant promises to pay the Bank, on demand, without offset, in currency of the United States of America, at 9001 Edmonston Road, Suite 100, Greenbelt, Maryland 20770 or at such place as may be designated by the Bank, the amount of each draft or payment request drawn under the Credit, to provide the Bank, immediately upon the giving of notice by the Bank of payment thereof, with funds sufficient to cover the amount of such draft or payment request in the form of actual funds in United States Currency at the place of payment.

(b) The Applicant further promises to pay interest on any and all amounts drawn under the Credit and remaining unpaid at an annual rate equal to five percent (5.0%) above the prime rate of interest. As used herein, the expression "prime rate of interest" shall be defined as the prime rate of interest from time to time published by Dow Jones & Company, Inc. in its publication, The Wall Street Journal (hereinafter referred to as the "Index"). The "prime rate of interest" published in The Wall Street Journal is usually published in a section called "MONEY RATES" and is described therein as "PRIME RATE". In the event that more than one Prime Rate is published or a range of Prime Rates is published on any day on which the published Prime Rate is pertinent to this transaction, then the highest published Prime Rate or the highest of the range of Prime Rates shall control. The rate of interest provided for herein shall be adjusted monthly as of the first day of each calendar month following the date hereof and the "prime rate of interest", published as of the last publication day of each calendar month shall control the rate of interest for the following month. In the event that any Index provided for herein becomes unavailable or is no longer published, then Lender shall choose, in its sole discretion, a different index for the prime rate of interest which shall then control.

(c) The Applicant further promises to pay to the Bank, on demand, without offset, its usual commissions and all expenses and sundry charges which may now or hereafter be assessed by the Bank in connection with the Credit, including but not limited to, the annual fee described in Section 35 of this Agreement.

3. TERM. Letters of Credit shall be issued hereunder on or before July 27, 2009, with an expiry date not more than twelve (12) months from the date of issuance, unless otherwise approved by the Bank.

4. APPLICANT'S OBLIGATIONS. All of the Applicant's indebtedness, obligations and liabilities to the Bank, of every kind and nature whatsoever under the provisions of this Agreement and in connection with the Credit, and such other indebtedness, obligations and liabilities of the Applicant to the Bank which are direct, indirect, contingent, due, to become due, future advances, now existing or owing, hereafter existing or owing, fees, commissions, interest, costs and expenses, are collectively called in this Agreement the "Obligations".

5. SECURITY INTEREST. As collateral and security for the Obligations, the Applicant shall execute and deliver:

Deposit Account held with American Bank in the amount of $500,000.00, account no. 6000314366, and Guaranty Agreement's executed by Scott Rutherford, Anne Rutherford and Chandra B Brechin dated July 27, 2009.

This Standby Letter of Credit is also secured by First Lien on All Business Assets described in a Loan and Security Agreement dated July 27, 2009.

In addition to the Standby Letter of Credit, this Agreement secures the following

described additional indebtness any obligations of the Borrower with Lender, including but not limited to Promissory Note # 6000314358.

6. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default hereunder: (a) the failure to make any payment when due and such failure continues for a period of ten (10) days after written notice is sent from the Bank to the Applicant; (b) (i) the failure to observe or perform any covenant, condition or agreement on the part of the Applicant pursuant to the terms of this Agreement and such default shall continue for a period of twenty (20) days after written notice is sent from the Bank to the Applicant or (ii) the failure to observe or perform any covenant, condition or agreement on the part of the Applicant pursuant to the terms of any documents executed in connection with this Agreement (including, but not limited to, any application, request for letter of credit, commitment, note, loan agreement, loan and security agreement, guaranty, deed of trust, indemnity deed of trust, or any other agreement executed by the Applicant and to which the Bank is a party or a beneficiary) and the expiration of any applicable cure periods; (c) the failure to make any payment of principal or interest when due on any promissory note or other obligation payable by the Applicant to the Bank and the expiration of any applicable cure periods; (d) if any representation or warranty made herein, or if any report, opinion, schedule or certificate herewith or hereafter submitted to the Bank shall, in the opinion of the Bank, be false, misleading or incorrect in any material respect; (e) if the Bank determines in good faith that a material adverse change in the condition or affairs (financial or otherwise) of the Applicant has occurred; (f) the insolvency of the Applicant; (g) the filing of any insolvency proceedings by or against the Applicant pursuant to any Federal or state law, or the appointment of a receiver with respect to the Applicant or with respect to the assets of the Applicant which proceeding is not discharged within sixty (60) days from the date such proceeding is filed; (h) the filing of formal charges against the Applicant under any federal or state law for which forfeiture is a potential penalty; (i) the issuance of any attachment or garnishment against the Applicant, if the Applicant is the debtor and such attachment or garnishment is not released within thirty (30) days from the date of such attachment or garnishment; or (j) any default occurs under any mortgage, deed of trust or security agreement covering all or any part of the secured property, whether or not such document secures the Bank, without hereby imputing or implying the consent of the Bank to any such document.

7. ACCELERATION; SET-OFF. Upon the happening of any event of default hereunder, (a) an amount up to the sum of the outstanding Credit shall be disbursed by the Bank from an escrow account pledged to the Bank pursuant to the Assignment, which shall be available to be used to pay any draws presented in connection with the Credit; and (b) all amounts owed by the Applicant to the Bank shall, at the sole option of the Bank, become immediately due and payable without notice to or demand on the Applicant. The Bank shall have the right, immediately and without notice to the Applicant or further action by it, to set-off the amount owed by the Applicant against all obligations for money or money's worth owed by the Bank in any capacity to the Applicant, whether or not then due. The Bank shall be deemed to have exercised such right of set-off and to have made a charge against any such

obligations immediately upon the occurrence of any event of default hereunder, even if such charge is subsequently made or entered on the books of the Bank.

8. CONFESSION OF JUDGMENT; WAIVER OF JURY TRIAL.

IN THE EVENT (A) BANK CALLS IMMEDIATELY DUE AND PAYABLE THE SUMS DUE UNDER PARAGRAPH 2 OF THIS AGREEMENT AND APPLICANT FAILS TO PAY IN FULL ALL SUMS SO DEMANDED ON THE DATE SUCH SUMS ARE DUE, APPLICANT AUTHORIZES ANY CLERK OF ANY COURT OF RECORD IN THE UNITED STATES TO CONFESS JUDGMENT AGAINST APPLICANT IN THE FULL AMOUNT DEMANDED PLUS REASONABLE ATTORNEYS' FEES. APPLICANT CONSENTS TO THE JURISDICTION OF AND AGREES THAT VENUE SHALL BE PROPER IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND AND/OR IN THE CIRCUIT COURT OF ANY COUNTY OF THE STATE OF MARYLAND OR OF BALTIMORE CITY, MARYLAND. APPLICANT WAIVES THE BENEFIT OF ANY AND EVERY STATUTE, ORDINANCE, OR RULE OF COURT WHICH MAY BE LAWFULLY WAIVED CONFERRING UPON APPLICANT ANY RIGHT OF PRIVILEGE OF EXEMPTION, STAY OF EXECUTION, OR SUPPLEMENTARY PROCEEDING, OR OTHER RELIEF FROM THE ENFORCEMENT OR IMMEDIATE ENFORCEMENT OF A JUDGMENT OR RELATED PROCEEDINGS ON A JUDGMENT. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST APPLICANT SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES HEREOF OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS BANK SHALL DEEM NECESSARY OR ADVISABLE.

WAIVER OF TRIAL BY JURY. APPLICANT HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT AND/OR ANY OF THE OTHER DOCUMENTS EVIDENCING OR SECURING THE TRANSACTION EVIDENCED HEREBY. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY APPLICANT, AND APPLICANT HEREBY REPRESENTS THAT NO ORAL OR WRITTEN STATEMENTS HAVE BEEN MADE BY ANY PARTY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS STATED EFFECT. APPLICANT FURTHER REPRESENTS THAT IT HAS BEEN REPRESENTED BY INDEPENDENT COUNSEL, SELECTED OF ITS OWN FREE WILL, IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH SUCH COUNSEL.

9. ADDITIONAL WAIVERS BY APPLICANT. The Applicant expressly waives presentment, demand, protest and notice of dishonor, and agrees that any extension or extensions of the time of payment under this Agreement or any note executed in connection with this Agreement or the Credit may be made before, at, or after maturity for periods in excess of the original term by agreement with the Applicant without notice to and without releasing the liability of the Applicant; agrees that the Bank may adjust the interest rate payable under this Agreement, or any note executed in connection with this Agreement or the Credit, by agreement with Applicant, without notice to and without releasing the liability of any other party; waives the benefit of all homestead and similar exemptions as to this debt; waives any right which they may have to require the Bank to proceed against any other party or person or any property securing the Credit or this Agreement, and agrees that its liability hereunder shall not be affected or impaired by any failure, neglect or omission of the Bank to exercise any remedies of set-off or otherwise that it may have or by any determination that any security interest or lien taken by the Bank to secure this Agreement or any note executed in connection with this Agreement or the Credit is invalid or unperfected; agree to pay all expenses incurred under this Agreement or any note executed in connection with this Agreement or the Credit, or in preserving or disposing of any property securing it, if, after an event of default, this Agreement or any note executed in connection with this Agreement or the Credit is placed in the hands of an attorney for collection, or if the Bank finds it desirable to secure the services or advice of an attorney with regard to collection or the preservation or disposition of any property securing the Credit or this Agreement.

10. INCREASED COSTS. If (a) the Bank acquiesces in the determination by a court or administrative or governmental authority that the Credit is a deposit insured by the Federal Deposit Insurance Corporation, or (b) any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any insurance (including, without limitation, FDIC), reserve, cable any insurance (including, without limitation, FDIC), reserve, special deposit or similar requirement against the Credit issued by, or assets held by, or deposits in or for the account of, the Bank, or (ii) impose on the Bank any other condition (including, without limitation, the amount of capital that the Bank is required to maintain) regarding the Credit or this Application, and if the result of any event referred to in clause (a) (b) above shall be to increase the costs the Bank of issuing or maintaining the Credit (which increase in cost shall be the result of the Bank's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand of the Bank, the Applicant shall immediately pay to the Bank all additional actual amounts which are necessary to compensate the Bank for such increased cost incurred by the Bank. All payments of increased cost shall be accompanied by interest thereon from the date of such demand until payment in full thereof at the above stated rate of interest. A statement as to such actual increased cost incurred by the Bank as a result of any event referred to in clause (a) or (b) above shall be submitted by the Bank to the Applicant.

11. APPROVAL OF VARIATIONS FROM CREDIT. If, at the request of any one or more of the persons included within the term "applicant", with or without the consent or

notification to any other person included within the term "applicant", the Applicant consents to any overdrafts under said Credit, or authorizes payment under the Credit with irregular accompanying documents, or authorizes or consents to any departure from the terms of the Credit, this Agreement shall nonetheless be fully binding upon the Applicant with respect to such overdrafts, irregularities or both, and the Bank's rights shall be fully binding upon the Applicant with respect to such overdrafts, irregularities or both, and the Bank's rights shall be, in every respect, the same as if this Agreement and said Credit expressly provided for such overdraft or Agreement and said Credit expressly provided for such overdraft or irregularity or both. If, at the request of any one or more of the persons included within the term "Applicant", with or without the consent or notification to any other person included within the term "Applicant", there is any extension of time for presentation of any payment request or of any document under the Credit, or in the event of any other modification of the terms of the Credit or of any transaction under the Credit, this Agreement shall nonetheless be fully binding upon the Applicant with regard to any action taken under such modified terms and with regard to any payment request and documents presented within such extended time.

12. RISK OF LOSS.

(a) The Bank and its branches, affiliates and correspondents shall not be liable or responsible in any respect for the form, sufficiency, accuracy, genuineness or legal effect of any drafts, acceptances or other documents issued or purported to be issued under the Credit, even if such drafts, acceptances or other documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged, unless such defect is readily apparent upon the face of the document.

(b) The Bank and its branches, affiliates and correspondents shall not be liable or responsible in any respect for any laws, customs or regulations which may be effective in countries (other than the United States of America) where drafts or acceptances issued or purported to be issued under the Credit may be paid.

(c) The Bank and its branches, affiliates and correspondents shall not be liable or responsible in any respect for any error, omission, interruption, or delay in transmission or dispatch or delivery, of any one or more messages or advices in connection with the Credit, whether such messages or advices are transmitted by cable, by mail, by telephone, by telex, by any electronic transmission system or otherwise, and despite any cipher or code which may be employed.

(d) The Bank and its branches, affiliates and correspondents shall not be liable or responsible in any respect for any action, inaction or omission which may be taken or suffered by it or by them in good faith or through inadvertence in identifying or failing to identify any Beneficiary or other party in connection with the Credit, and any and all such actions, inaction and omissions shall be binding upon the Applicant.

13. WAIVER.

(a) The Bank, in its sole discretion, may waive any and all of the following provisions, if contained in the Credit, and the Bank and its branches, affiliates and correspondents shall not be liable or responsible in any respect for any noncompliance with, nor waiver of, any such provisions: (i) any requirement that drafts or acceptances issued or purported to be issued under the Credit bear a reference to, or otherwise identify, the Credit; (ii) any requirement that the amount of any drafts or acceptances issued or purported to be issued under the Credit be noted on the Credit; (iii) any requirement that documents accompany any draft or acceptance when presented; (iv) any requirement that any party forward any documents apart from a draft or acceptance; and (v) any requirement that the Beneficiary or any other user of the Credit surrender the Credit for any reason whatsoever.

(b) The Bank and its branches and affiliates shall not be liable or responsible in any respect for any error, neglect, default or breach by any of the Banks correspondents in connection with the Credit.

(c) None of the above waivers shall affect, impair or constitute a defense to the enforceability of any right, power or remedy of the Bank hereunder.

14. INDEMNITY. The Applicant assumes all risks of the acts and omissions of the Beneficiary and any other user of the Credit, all of whom shall be deemed to be the agents of the Applicant for all purposes relative to the Credit. The Bank, and its branches, affiliates and correspondents, shall not be responsible for, and the Applicant shall indemnify and hold it and them harmless from and against, all liability, loss and reasonable expense (including reasonable attorneys' fees and costs) incurred by the Bank and its branches, affiliates and correspondents relative to and as a consequence of: (a) any failure by the Applicant to perform the Applicant's agreements hereunder; (b) this Agreement; (c) the Credit; (d) any draft or acceptance issued or purported to be issued under the Credit; (e) any action taken or omitted by the Bank or by its branches, affiliates and correspondents at the request of the Applicant; (f) any failure or inability to perform in accordance with the terms of the Credit by reason of any control or restriction rightfully or wrongfully exercised by any de facto or de jure government, or by any group or individual asserting or exercising governmental or paramount powers; (g) any consequences arising from causes beyond the control of the Bank and its branches, affiliates and correspondents; and (h) the Bank's payment or failure to pay any draw under the Credit.

15. CANCELLATION OF CREDIT, FEES FOR TRANSFER/RENEWAL. The Credit can be canceled by the Beneficiary only after receipt by the Bank's Real Estate Lending Department, or upon such other conditions as the Bank may prescribe. In the event of any early cancellation, there will be no refund of fees. If the Credit is expressly designated as "transferable", and if such transfer is requested, all fees of the Bank in connection with such request shall be paid by the Applicant. The Applicant shall pay to the Bank such annual fee for issuance of the Credit, together with such other fees and charges as the Bank may from time to time determine.

16. NON-WAIVER OF BANK'S RIGHTS. No failure or delay by the Bank to exercise any right hereunder shall be construed as a waiver of the right to exercise the same or any other rights at any time.

17. FINANCIAL INFORMATION ON APPLICANT.

(a) The Applicant shall at all times maintain a system of accounting reasonably satisfactory to the Bank, and shall furnish to the Bank:

At no expense to the Bank, within 90 days following the close of each of its fiscal years, Applicant shall deliver to the Bank its financial statement containing a balance sheet, statement of profit and loss, statement of Applicant's cash flow and projected cash flow and a statement containing in reasonable detail an analysis of the kind and amount of other credit then available to Applicant, whether on a secured or an unsecured basis. All such financial statements shall be prepared internally by the Applicant in a form historically provided to the Bank by Applicant's affiliates and related entities, certified by the Applicant with an original signature and date, and are acceptable to the Bank in its sole discretion. The Applicant shall also deliver to the Bank within forty-five (45) days of the end of each of its fiscal years, annual financial statements prepared by Applicant in accordance with generally accepted accounting principles consistently applied, or other generally accepted comprehensive methods, acceptable to the Bank in its sole discretion.

Each guarantor of the Credit who is an individual shall deliver to the Bank within 90 days of the end of each calendar year, at no expense to the Bank, personal financial statements which shall be certified by such Guarantor with an original signature and date. Such personal financial statements must contain the following disclosures and certifications: (a) assets and liabilities, (b) amount and sources of contingent liabilities, (c) sources of income, (d) uses of income, and (e) certification in the form provided by the Bank. Each guarantor of the Credit shall also provide to Bank semi-annual financial statements within forty-five (45) days from the end of the second calendar quarter.

In addition, if requested by the Bank, within forty-five (45) days following the close of each calendar quarter, each guarantor of the Credit shall deliver to the Bank verification of that guarantor's liquidity, (which may include bank statements and brokerage house statements), and which verification shall be satisfactory to the Bank in its sole and absolute discretion.

The term "financial statement" and "personal financial statements" shall include, unless waived by the Bank, income tax returns including all schedules and K-1's (including all supporting statements), consolidated statements of related companies, interim statements, statements of contingent liabilities, detailed cash flow statements and operating statements for the Property and each project in which the Applicant and the Guarantor have an interest, and supporting schedules and documentation. Detailed cash flow statements shall include, as applicable, product name, location, percentage of Applicant's and/or each guarantor's

ownership interest, leasing status, net operating income, current loan operating deficit, amount of and beneficiary of any cash distributions, and the amount of cash invested in or received from that enterprise. Detailed cash flow statements shall include such statements for the next fiscal year (twelve month period) for each project and/or entity. All statements shall bear an authorized signature attesting to the accuracy thereof.

(b) The financial statements of the Applicant and other related information furnished to the Bank are and will continue to be true, complete and correct in all material respects, and do and will fairly represent the financial condition of the Applicant and the results of the Applicant's operations and transactions as of the dates and for the periods of such statements. The Applicant will promptly provide the Banks such information regarding the operation, business, affairs and financial condition of the Applicant as the Bank may from time to time reasonably request. The Applicant will, at all reasonable times, permit the Bank (and any person designated by the Bank) to examine, audit and make extracts from and photocopies of, the books, records and other dates of the Applicant and upon giving Applicant twenty-four (24) hours prior notice.

18. EFFECTIVE DATE. This Agreement shall become effective upon its receipt and acceptance by the Bank.

19. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Maryland (but not including the choice of laws rules thereof) in all respects, including without limitation, matters of title, construction, validity, performance and discharge. This Agreement shall be binding upon the Applicant and upon the Applicant's successors, assigns, heirs and personal representatives. If at any time any provision of this Agreement shall be determined to be illegal, invalid or unenforceable, the legality, validity and enforceability of all other provisions of this Agreement shall not be affected thereby.

20. MODIFICATION OF THE TERMS OF THE CREDIT.

(a) Any amendment, modification or revocation of the Credit shall only become effective upon the Bank's receipt of a written consent and request for such amendment, modification or revocation from the Applicant and the Beneficiary (and any transferee of the original Beneficiary), and then only upon such terms and conditions as the Bank may prescribe. If so indicated on the face of this Agreement, the Credit is transferable, subject to the requirements of Paragraph 21 hereof.

(b) In the event of (i) the extension of the expiration date of the Credit; (ii) the extension of the time for drawing, negotiating, accepting, presenting or the maturity of any drafts, acceptances or other documents issued or purported o be issued under the Credit; (iii) an increase in the amount of the Credit; or (iv) any other modification of the terms of the Credit of any nature whatsoever, then in any of such events, the Agreement shall be binding upon the Applicant with regard to the Credit so extended, increased or otherwise modified, and

with regard to any and all actions, inaction and omissions of the Bank, its branches, affiliates and correspondents taken in connection therewith.

21. TRANSFERABILITY AND ASSIGNMENT. The Applicant may not assign or transfer this Agreement, not any rights hereunder, without the prior written consent of the Bank.

22. JURISDICTION AND VENUE IN SUITS. The Applicant irrevocably submits to the nonexclusive jurisdiction of any state or Federal court sitting in the State of Maryland with respect to any action or proceeding arising out of or relating to this Agreement or the Credit, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or Federal court. The Applicant irrevocably waives any objection that such Applicant may have to the laying of venue of any such action or proceeding in any such courts, or any claim that it may have that any such action or proceeding has been brought in an inconvenient forum. The Applicant agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect the right of the Bank to bring any action or proceeding against Applicant's property in the courts of any other jurisdiction or jurisdictions, nor shall the bringing of any action or proceeding in any one or more jurisdictions preclude the bringing of any action or proceeding in any one or more other jurisdictions.

23. JOINT AND SEVERAL LIABILITY. If this Agreement is signed by two or more parties as "Applicant", each of such parties shall be jointly and severally liable and responsible for the obligations hereunder. Whenever used herein, the word "Applicant" shall refer to each and all of such parties, both jointly and severally.

24. RESERVATION OF RIGHTS. The liabilities and obligations of the Applicant shall not be released, lessened or impaired by reason of the release or revocation by the Bank, in whole or in part, of the liabilities and obligations hereunder of any individual or entity who may comprise the Applicant. The Bank may release, settle with, surrender or exchange all or any part of any security or collateral for the Obligations given at any time pursuant to the provisions of this Agreement without in any manner affecting, lessening or releasing the obligations and liabilities of the Applicant. If this Agreement is terminated or revoked by operation of law as to the Applicant, the Applicant shall indemnify and hold the Bank and its branches, affiliates and correspondents harmless from any loss or liability which may be suffered or incurred by the Bank or by its branches, affiliates and correspondents in acting hereunder prior to the receipt by the Bank of notice in writing of such termination or revocation.

25. APPLICANT'S CORPORATE EXISTENCE. If the Applicant is a corporation, the Applicant is and will remain duly organized and validly existing, has the power and authority to own its property and to carry on its business as currently conducted, is and will remain duly qualified to do business, is and will remain in good standing in each and every

jurisdiction in which the transaction of its business makes such qualification necessary, and has no subsidiaries not previously disclosed in writing to the Bank.

26. APPLICANT'S PARTNERSHIP OR LIMITED LIABILITY COMPANY EXISTENCE. If the Applicant is a partnership or limited liability company, the Applicant has disclosed the identity of all partners or members to the Bank in writing. All general partners of the partnership shall be jointly and severally liable for the repayment of the Obligations, both individually and as partners. Further, the Applicant is and will remain duly organized and validly existing, has the power and authority to own its property and to carry on its business as currently conducted, is and will remain duly qualified to do business, is and will remain in good standing in each and every jurisdiction in which the transaction of its business makes such qualification necessary.

27. APPLICANT'S AUTHORITY TO ENTER INTO AGREEMENT. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate, partnership, or limited liability company actions on the part of the Applicant (all of which actions are in full force and effect), do not and will not require any consent or approval of any stockholders or any non-signatory partner or member of the Applicant, and will not violate or cause a default under any governmental regulation or any agreement, deed of trust, note, or other instrument to which the Applicant may be a party, or by which it or any of its property is bound. The execution, delivery and performance of this Agreement will not result in a breach or, nor constitute a default under, any governmental regulation or any agreement, deed of trust, note or other instrument of which the Applicant may be a party, or by which it or any of its property is bound, nor result in the reaction or imposition of any lien (other than that created in favor of the Bank) upon any of the Applicant's property or assets, nor result in or require the acceleration of any of the undersigned's indebtedness.

28. FILING OF APPLICANT'S TAX RETURNS. The Applicant has filed or caused to be filed, and will continue to file or cause to be filed in a timely manner, all Federal, state and local income, excise, property and other tax returns which are required to be filed. All such returns are and will be true and correct, and the Applicant represents that it has paid or caused to be paid, and will continue to pay or cause to be paid, all taxes as shown on such returns or on any assessment received by the Applicant to the extent that such taxes have become due, including, but not limited to, all F.I.C.A. payments and withholding taxes.

29. APPLICANT'S TITLE TO PROPERTY. The Applicant has and will continue to have good, valid, insurable and marketable title to all of its property and assets (whether real, personal or mixed, and whether tangible or intangible) reflected on the financial statements referred to in **paragraph 17** hereof. All such property and assets are free and clear of all liens except as disclosed in such financial statements.

30. PENDENCY OF LEGAL PROCEEDINGS. Except as disclosed in writing to the Bank, there are no actions, claims, suits or proceedings pending, and to the knowledge of

the Applicant there are no actions, claims, suits or proceedings threatened or reasonably anticipated gains or affecting the Applicant, a law or in equity, or before or by any governmental authority. To the Applicant's knowledge, there is no possibility of any judgment, liability or award which may reasonably be expected to result in any material adverse change in the business, operations, property, assets or condition (financial or otherwise) of the Applicant. The requirements or any judgment, order, writ, injunction, decree, rule, award or regulation of any governmental authority. The Applicant shall give the Bank prompt notice of any such action, claim, suit or proceeding.

31. DISCLOSURE OF CREDIT INFORMATION. The Bank will disclose information to third parties about the Credit or any transaction thereon in certain circumstances, including, but not limited to, situations where it is necessary for completing any transaction, for complying with governmental agency or court orders, or for verifying the existence or conditions of the Credit for a third party such as a credit bureau or merchant. The Applicant expressly authorizes the Bank to disclose the financial record of the Applicant to any subsidiary or affiliate of the Bank, and to any other fiduciary institution. The terms "financial record" and "fiduciary institution", as used in the preceding sentence, have the meanings ascribed to them in the Public General Laws of the State of Maryland.

32. CREDIT SUBJECT TO ISP. Except as otherwise expressly stated herein or in the Credit, this Agreement and the Credit are and shall be subject to the International Standby Practices (ISP98 - 1998), Internal Chamber of Commerce Publication No. 590 ("Standby Practices"). This Agreement and the Credit shall be, as to matters not governed by the Standby Practices, construed in accordance with the laws of the State of Maryland (but not including the choice of law rules thereof).

33. WARRANTIES OF APPLICANT. The Applicant warrants to the Bank that this request and Application do not contravene any law or regulation of the government of the United States or of any state thereof. Any changes made by the Bank to the terminology used by the Applicant in this Application may be modified to conform such terminology to the Bank's standard terminology. The signature and seal of the Applicant is subscribed to this Agreement the day and year written above, with the intent that this be a sealed instrument.

34. FEES. The Bank's obligation to issue any Letters of Credit shall be contingent upon the Applicant's payment to the Bank of an annual non-refundable Letter of Credit fee of $5,000.00, which fee shall be due and payable in full upon issuance of the Letter of Credit, and each year thereafter on or before the anniversary of the issuance of any Letter of Credit, which the Bank has been requested to extend and agrees, in its sole discretion to extend.

35. NOTICE. Any notice to the Bank shall be deemed given only if in writing and received by the Bank's Real Estate Lending Department. Any notice from the Bank to the Applicant shall be deemed given when mailed, postage prepaid, addressed to the Applicant at the address as it appears on the Bank's records, or at such other place as either party may designate in writing.

36. ENFORCEMENT. This Agreement shall inure to the benefit of and be enforceable by the Bank, its successors and assigns.

37. APPLICATION FOR LETTER OF CREDIT. Either one of the Applicants shall complete and execute an Application for Letter of Credit at the time such Applicant requests the Bank to issue each Letter of Credit hereunder. The form of the Application for Letter of Credit shall be determined by the Bank.

IN WITNESS WHEREOF, the Applicant and the Bank have executed and delivered these presents or caused these presents to be executed and delivered as of the year and day fi above written.

APPLICANT:

WITNESS/ATTEST: **Brekford International Corp.**

__________________ ___________________________(SEAL)
Scott Rutherford, President of Brekford International Corp.

The Address of the Applicant is: 7020 Dorsey Road, Suite C
Hanover, Maryland 21076

BANK:

WITNESS/ATTEST: **AMERICAN BANK**

__________________ ___________________________(SEAL)
Dennis N. Argerson
Chief Lending Officer

The Address of the Bank is: 9001 Edmonston Road, Suite 100
Greenbelt, Maryland 20770